POWER OF ATTORNEY
                                -----------------



         KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Arup Sen the true and lawful attorney-in-fact, with full power of substitution and resubstitution, for him or her and his or her name, place and stead, to sign on his or her behalf., as a director or officer, or both, as the case may be, of Electropharmacology, Inc., a Delaware corporation (the "Corporation"), an Annual Report on Form 10-KSB for the year ended December 31, 1998 and to sign any or all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Dated:  April 8, 1999


                                              /s/ Bernard Carrico
                                              -------------------


                                              /s/ Murray Feldman
                                              ------------------


                                              /s/ Krishna Jayaraman
                                              ---------------------


                                              /s/ Richard K. Kneipper
                                              -----------------------


                                              /s/ David Saloff
                                              ----------------


                                              /s/ Stephen Seiler
                                              ------------------